UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2020, Arcimoto, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain institutional investors pursuant to which the Company agreed to issue in a registered direct offering an aggregate of 2,666,667 shares of the Company’s common stock, no par value per share, at a purchase price per share of $3.00 for aggregate gross proceeds of approximately $8.0 million (the “Offering”). The Securities Purchase Agreement includes customary representations, warranties and covenants by the Company.

The Company intends to use the net proceeds from the Offering for the repayment of debt as well as for general corporate purposes, including to cover the Company’s operating expenses and inventory.

Pursuant to an engagement letter agreement (the “Engagement Agreement”), dated June 11, 2020, by and between the Company and The Special Equities Group, LLC, a division of Bradley Woods & Co. Ltd. (the “Placement Agent”), the Company engaged the Placement Agent to act as its exclusive agent for the Offering. Pursuant to the Engagement Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 6% of the gross proceeds received by the Company in the Offering, totaling approximately $480,000.

The Company offered the shares in the Offering pursuant to the Company’s registration statement on Form S-3 (File No. 333-227683) filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on October 17, 2018. A prospectus supplement relating to the shares of common stock offered pursuant to the Offering was filed with the Commission on June 11, 2020 (the “Prospectus Supplement”).

Nelson Mullins Riley & Scarborough LLP, counsel to the Company, has issued a legal opinion with respect to the legality of the issuance and sale of the shares in the Offering (the “Legal Opinion”). A copy of the Legal Opinion, and the consent included therein, is attached to this Current Report on Form 8-K as Exhibit 5.1.

The foregoing descriptions of the Engagement Agreement, the Securities Purchase Agreement and the Legal Opinion are qualified by reference to the full text of such agreements which are attached to this report on Form 8-K as Exhibits 1.1, 10.1 and 5.1, respectively, and are incorporated herein by reference in their entirety.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 7.01 Regulation FD Disclosure.

On June 11, 2020, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 attached hereto, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-looking Statements:

Except for historical information, all of the statements, expectations, and assumptions contained in the press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the closing of the Offering, the potential gross proceeds from the Offering and the intended use of proceeds from the Offering, as well as statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the Commission. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Item 9.01. Exhibits.

(d)       Exhibits

Exhibit No.	Description
1.1	Engagement Agreement, dated June 11, 2020, between the Company and Bradley Woods & Co. Ltd.
5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP
10.1	Form of Securities Purchase Agreement, dated as of June 11, 2020, by and among the Company and the purchasers party thereto
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
99.1	Press Release dated June 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: June 11, 2020	By:	/s/ Mark Frohnmayer
Mark Frohnmayer
Chief Executive Officer

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